SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): February 18, 1998




                          WORLD WIDE STONE CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)



         NEVADA                        0-18389                33-0297934
      ---------------            ---------------------   ---------------------
      (State or other            (Commission File No.)   (IRS Employer ID No.)
jurisdiction of incorporation)



                   5236 S. 40th Street, Phoenix, Arizona 85040
               --------------------------------------------------
               (Address of principal executive office) (Zip Code)



       Registrant's telephone number, including area code: (602) 438-1001

                          WORLD WIDE STONE CORPORATION

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Effective February 18, 1998, the Company dismissed Mark Shelley, CPA ("Shelley") and enaged Arthur Andersen LLP ("Arthur Andersen") as its independent public accountant. The change in independent public accountant was approved by the Board of Directors of the Company. Shelley's report on the financial statements of the Company for the year ended December 31, 1996, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the term of Shelley's engagement, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Shelley, would have caused him to make reference to the subject matter of the disagreement in connection with his report. Prior to retaining Arthur Andersen, the Company had not consulted with Arthur Andersen regarding the application of accounting principles or the type of opinion that might be rendered on the Company's financial statements. The Company has authorized Shelley to respond fully to inquiries from Arthur Andersen.

ITEM 7.  EXHIBITS.


Exhibit No.     Description of Exhibit
-----------     ----------------------

    16          Letter Re: Change in Certifying Accountant

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


March 27, 1998                                 WORLD WIDE STONE CORPORATION



                                               By: /s/ Spencer Cunningham
                                                   ----------------------------
                                                    Spencer Cunningham
                                                    Executive Vice President
                                       3